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                   PROLER INTERNATIONAL CORP.
                   DEFERRED COMPENSATION PLAN
                              FOR
                        ROBERT L. MUELLER


     Proler International Corp., a Delaware corporation (the
"Corporation'), hereby establishes this Deferred Compensation Plan (the "Plan"), for the purpose of providing additional compensation on a deferred basis to Robert L. Mueller ("Mueller").

I.   The Effective Date of the Plan shall be December 11, 1987.
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II.  Payment of Deferred Compensation
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     A.   Mueller shall receive as deferred compensation an
aggregate amount of $1,125,000, payable in monthly installments of $9,375 each, with the first such installment due and payable on January 1, 1995 and subsequent installments due and payable of the first day of each succeeding month until 120 installments have been paid.

     B. If Mueller does not live to receive all of the installments of deferred compensation to which he is entitled under the terms of this Plan, the balance of the installments remaining unpaid at the date of his death shall be paid to the beneficiary or beneficiaries designated by Mueller or, if no such designation has been made, to the executor or administrator of Mueller's estate or to his heirs at law if no administration is had on Mueller's estate.

III. Forfeiture of Deferred Compensation.
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     For purposes of the preceding paragraph, the term
"Corporation" shall include subsidiaries of the Corporation and joint ventures to which the Corporation or its subsidiaries are parties. Payment of deferred compensation to Mueller under the Plan may also be terminated by the Corporation if Mueller breaches any of his obligations under Articles Ninth or Tenth of that certain Severance Agreement between the Corporation and Mueller dated as of December 20, 1993.

IV.  Assignment.
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     Mueller, his designated beneficiaries, spouse and his heirs shall have no right to commute, sell, transfer, assign or otherwise convey any right to receive any payment under this Plan. Any such attempted assignment or transfer shall terminate such Mueller's participation in the Plan and the Corporation shall have no further liability to him hereunder.

V.   Governing Law.
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     This Plan shall be subject to and construed under the laws of the State of Texas.